Exhibit 99.1

For Immediate Release

TrueCar Reports Second Quarter 2019 Financial Results

SANTA MONICA, Calif., August 8, 2019 – TrueCar, Inc. (NASDAQ: TRUE) today announced its financial results for the second quarter ended June 30, 2019.

Second Quarter 2019 Financial Highlights

•	Second quarter total revenue relatively flat from a year ago at $88.1 million.

•	Second quarter net loss of $(24.1) million, or $(0.23) per share, compared to net loss of $(6.6) million, or $(0.07) per share, in the second quarter of 2018.

•	Second quarter Non-GAAP net loss(1) of $(2.2) million, or $(0.02) per share, compared to Non-GAAP net income of $3.2 million, or $0.03 per share, in the second quarter of 2018.

•
Second quarter Adjusted EBITDA(2) of $3.7 million, representing an Adjusted EBITDA margin(3) of 4.1%, compared to Adjusted EBITDA of $8.7 million, representing an Adjusted EBITDA margin of 9.9%, in the second quarter of 2018.

Key Operating Metrics

•	Average monthly unique visitors(4) decreased 7% to 7.2 million in the second quarter of 2019, down from 7.8 million in the second quarter of 2018.

•	Units(5) were 249,856 in the second quarter of 2019, compared to 250,269 in the second quarter of 2018.

•	Monetization(6) was $333 during the second quarter of 2019, compared to $332 during the second quarter of 2018.

•	Franchise dealer count(7) was 12,681 as of June 30, 2019, compared to 12,368 as of June 30, 2018.

•	Independent dealer count(8) was 4,014 as of June 30, 2019, compared to 3,166 as of June 30, 2018.

(1)	Non-GAAP net (loss) income is a Non-GAAP financial measure. Refer to its definition and accompanying reconciliation to GAAP net (loss) income below.

(2)	Adjusted EBITDA is a Non-GAAP financial measure. Refer to its definition and accompanying reconciliation to GAAP net (loss) income below.

(3)	Adjusted EBITDA margin is a Non-GAAP financial measure, calculated as Adjusted EBITDA divided by total revenue.

(4)
We define a monthly unique visitor as an individual who has visited our website, our landing page on our affinity group marketing partner sites or our mobile applications within a calendar month. We calculate average monthly unique visitors as the sum of the monthly unique visitors divided by the number of months in the period.

(5)
We define units as the number of automobiles purchased from TrueCar Certified Dealers that are matched to users of TrueCar.com, our mobile applications or the car-buying sites and mobile applications we maintain for our affinity group marketing partners.

(6)
We define monetization as the average transaction revenue per unit, which we calculate by dividing all of our transaction revenue (dealer revenue and OEM incentives revenue) in a given period by the number of units in that period.

(7)
We define franchise dealer count as the number of franchise dealers in the network of TrueCar Certified Dealers at the end of a given period. This number is calculated by counting the number of brands of new cars sold at each individual location, or rooftop, regardless of the size of the dealership that owns the rooftop. Note that this number excludes Genesis franchises on our program due to Hyundai’s transition of Genesis to a stand-alone brand. In order to facilitate period over period comparisons, we have continued to count each Hyundai franchise that also has a Genesis franchise as one franchise dealer rather than two.

(8)
We define independent dealer count as the number of dealers in the network of TrueCar Certified Dealers at the end of a given period that exclusively sell used vehicles and are not directly affiliated with a new car manufacturer. This number is calculated by counting each location, or rooftop, individually, regardless of the size of the dealership that owns the rooftop.

Management Commentary

“I feel very strongly that we’ve made the necessary changes to stabilize the business and set us up for growth in the future. We are re-energized as an organization, and remain excited by the opportunities in front of us,” said Michael Darrow, TrueCar’s Interim President and Chief Executive Officer.

Noel Watson, TrueCar’s Chief Financial Officer, continued, “I believe TrueCar’s differentiated value proposition, for both consumers and dealers, as well as its diverse set of partnerships, and new technology platform, create a unique market opportunity and I look forward to helping the Company realize its potential.”

Business Outlook

Our guidance for the third quarter ending September 30, 2019 is as follows:

•	Revenues are expected to be in the range of $87.0 million to $89.0 million.

•	Adjusted EBITDA is expected to be in the range of $1.0 million to $3.0 million.(9)

Our guidance for the full year ending December 31, 2019 is as follows:

•	Revenues are expected to be in the range of $345 million to $350 million.

•	Adjusted EBITDA is expected to be in the range of $10.0 million to $14.0 million.(9)

(9)
We are unable to provide reconciliations of forward-looking Adjusted EBITDA without unreasonable effort because of the uncertainty and potential variability in amount and timing of stock-based compensation, certain transaction expenses and certain litigation costs, which are reconciling items between GAAP net (loss) income and Adjusted EBITDA and could significantly impact GAAP results.

Conference Call Information

Members of our management will host a conference call today, August 8, 2019, to discuss our second quarter 2019 results at 4:30 p.m. Eastern Time. To participate, domestic callers should dial 1-877-407-0789 and international callers should dial 1-201-689-8562. A replay of the call may be accessed the same day from 7:30 p.m. Eastern Time on Thursday, August 8, 2019 until 11:59 p.m. Eastern Time on Thursday, August 22, 2019 by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering replay PIN 13692399. An archived version of the call will also be available upon completion on the Investor Relations section of our website at ir.truecar.com. We have used, and intend to continue to use, our Investor Relations website (ir.truecar.com), Twitter (@TrueCar) and Facebook (www.facebook.com/TrueCar) as means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements. All statements contained in this press release other than statements of historical fact are forward-looking statements, including statements regarding our future revenue growth potential and opportunities and our outlook for the third quarter and full year 2019, including our expectations regarding future revenue and adjusted EBITDA. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause our results to differ materially from those expressed or implied by such forward-looking statements, and include, among others, those risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission, or SEC, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC and our Quarter Report on Form 10-Q for the quarter ended June 30, 2019 to be filed with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. All forward-looking statements in this press release are based on information available to our management as of the date of this press release and except as required by law, management assumes no obligation to update those forward-looking statements, which speak only as of their respective dates.

Use of Non-GAAP Financial Measures

This earnings release includes the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net (loss) income and Non-GAAP net (loss) income per share. We define Adjusted EBITDA as net loss adjusted to exclude interest income, interest expense, depreciation and amortization, stock-based compensation, income (loss) from equity method investment, certain restructuring costs, certain executive departure costs, certain transaction expenses, certain litigation costs, changes in the fair value of contingent consideration, and income taxes. We define Non-GAAP net (loss) income as net loss adjusted to exclude stock-based compensation, income (loss) from equity method investment, certain restructuring costs, certain executive departure costs, certain transaction expenses, certain litigation costs, and changes in the fair value of contingent consideration. We have provided below a reconciliation of each of Adjusted EBITDA and Non-GAAP net (loss) income to net loss, the most directly comparable GAAP financial measure. Neither Adjusted EBITDA nor Non-GAAP net (loss) income should be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
We use Adjusted EBITDA and Non-GAAP net (loss) income as operating performance measures because each is (i) an integral part of our reporting and planning processes; (ii) used by our management and board of directors to assess our operational performance, and together with operational objectives, as a measure in evaluating employee compensation and bonuses; and (iii) used by our management to make financial and strategic planning decisions regarding future operating investments. We believe that using Adjusted EBITDA and Non-GAAP net (loss) income facilitates operating performance comparisons on a period-to-period basis because these measures exclude variations primarily caused by changes in the excluded items noted above. In addition, we believe that Adjusted EBITDA, Non-GAAP net (loss) income and similar measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies as measures of financial performance and debt service capabilities.
Our use of each of Adjusted EBITDA and Non-GAAP net (loss) income has limitations as an analytical tool, and you should not consider either in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect the payment or receipt of interest or the payment of income taxes;

•	neither Adjusted EBITDA nor Non-GAAP net (loss) income reflects changes in, or cash requirements for, our working capital needs;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or any other contractual commitments;

•	neither Adjusted EBITDA nor Non-GAAP net (loss) income reflects severance charges associated with the departures of certain of our former executives in the second quarter of 2019;

•
neither Adjusted EBITDA nor Non-GAAP net (loss) income reflects the severance charges associated with a restructuring plan initiated and completed in the first quarter of 2019 to improve efficiency and reduce expenses;

•
neither Adjusted EBITDA nor Non-GAAP net (loss) income reflects the legal, accounting, consulting and other third-party fees and costs we incurred in connection with the evaluation and negotiation of potential merger and acquisition transactions;

•	neither Adjusted EBITDA nor Non-GAAP net (loss) income reflects the costs to advance our claims in certain litigation or the costs to defend ourselves in various complaints filed against us;

•	neither Adjusted EBITDA nor Non-GAAP net (loss) income considers the potentially dilutive impact of shares issued or to be issued in connection with stock-based compensation; and

•	other companies, including companies in our own industry, may calculate Adjusted EBITDA and Non-GAAP net (loss) income differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, you should consider Adjusted EBITDA and Non-GAAP net (loss) income alongside other financial performance measures, including our net loss, our other GAAP results and various cash flow metrics. In addition, in evaluating Adjusted EBITDA and Non-GAAP net (loss) income, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving Adjusted EBITDA and Non-GAAP net (loss) income and you should not infer from our presentation of Adjusted EBITDA and Non-GAAP net (loss) income that our future results will not be affected by these expenses or any unusual or non-recurring items.

About TrueCar

TrueCar, Inc. (NASDAQ: TRUE) is a digital automotive marketplace that provides comprehensive pricing transparency about what other people paid for their cars and enables consumers to engage with TrueCar Certified Dealers who are committed to providing a superior purchase experience. TrueCar operates its own branded site and its nationwide network of more than 16,500 Certified Dealers, and also powers car-buying programs for some of the largest U.S. membership and service organizations, including USAA, AARP, American Express, AAA and Sam's Club. Approximately half of all new car buyers engage with the TrueCar website or one of our affiliate partners’ websites during their purchasing process. TrueCar is headquartered in Santa Monica, California, with an office in Austin, Texas. For more information, go to www.truecar.com. Follow TrueCar on Facebook or Twitter.

Investor/Media Contact:
Alison Sternberg
Senior Vice President, Investor Relations and Communications
424-258-8771
asternberg@truecar.com

TRUECAR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues	$88,075	$87,850	$173,657	$168,911
Costs and operating expenses:
Cost of revenue	8,332	7,752	17,268	15,204
Sales and marketing	60,233	52,014	114,971	100,432
Technology and development	16,045	15,694	31,699	31,288
General and administrative	21,382	13,494	36,486	26,975
Depreciation and amortization	6,767	5,641	13,182	10,816
Total costs and operating expenses	112,759	94,595	213,606	184,715
Loss from operations	(24,684)	(6,745)	(39,949)	(15,804)
Interest income	966	750	1,967	1,354
Interest expense	—	(662)	—	(1,323)
Loss from equity method investment	(273)	—	(273)	$—
Loss before income taxes	(23,991)	(6,657)	(38,255)	(15,773)
Provision for (benefit from) income taxes	69	(35)	170	(96)
Net loss	$(24,060)	$(6,622)	$(38,425)	$(15,677)
Net loss per share:
Basic and diluted	$(0.23)	$(0.07)	$(0.37)	$(0.16)
Weighted average common shares outstanding, basic and diluted	105,485	101,150	105,139	100,862

TRUECAR, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$176,565	$196,128
Accounts receivable, net	49,286	47,760
Prepaid expenses	9,006	7,468
Other current assets	34,002	4,103
Total current assets	268,859	255,459
Property and equipment, net	32,282	61,511
Operating lease right-of-use assets	39,066	—
Goodwill	73,311	73,311
Intangible assets, net	20,353	23,451
Equity method investment	22,901	—
Other assets	4,738	7,228
Total assets	$461,510	$420,960
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$20,400	$26,305
Accrued employee expenses	10,361	4,349
Operating lease liabilities, current	6,933	—
Accrued expenses and other current liabilities	49,387	10,908
Total current liabilities	87,081	41,562
Deferred tax liabilities	695	568
Lease financing obligations, net of current portion	—	22,987
Operating lease liabilities, net of current portion	39,851	—
Other liabilities	2,484	9,290
Total liabilities	130,111	74,407
Stockholders’ Equity
Common stock	10	10
Additional paid-in capital	746,986	720,025
Accumulated deficit	(415,597)	(373,482)
Total stockholders’ equity	331,399	346,553
Total liabilities and stockholders’ equity	$461,510	$420,960

TRUECAR, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
 (In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net loss	$(24,060)	$(6,622)	$(38,425)	$(15,677)
Non-GAAP adjustments:
Interest income	(966)	(750)	(1,967)	(1,354)
Interest expense	—	662	—	1,323
Depreciation and amortization	6,767	5,641	13,182	10,816
Stock-based compensation (1)	15,556	8,972	24,191	18,069
Loss from equity method investment	273	—	273	—
Certain litigation costs (2)	351	862	1,279	1,661
Executive departure costs (3)	4,681	—	4,681	—
Restructuring charges (4)	—	—	3,280	—
Transaction costs (5)	832	—	1,926	—
Change in the fair value of contingent consideration	150	—	150	—
Provision for (benefit from) income taxes	69	(35)	170	(96)
Adjusted EBITDA	$3,653	$8,730	$8,740	$14,742

(1)
The excluded amounts include stock-based compensation of $7.2 million incurred in the second quarter of 2019 associated with the acceleration of certain equity awards and the extension of the exercise period for certain vested stock options related to the departures of certain executives, including our former chief executive officer.

(2)
The excluded amounts relate to legal costs incurred in connection with complaints filed by non-TrueCar dealers and the California New Car Dealers Association against TrueCar and consumer class action lawsuits. We believe the exclusion of these costs is appropriate to facilitate comparisons of our core operating performance on a period-to-period basis. Based on the nature of the specific claims underlying the excluded litigation matters, once these matters are resolved, we do not believe our operations are likely to entail defending against the types of claims raised by these matters. We expect the cost of defending these claims to continue to be significant pending that resolution.

(3)
The excluded amounts represent severance charges associated with the separation of our former chief executive officer and the termination of executive-level employees in connection with a change in chief executive officer of $4.6 million in the second quarter of 2019, as well as related recruiting fees of $0.1 million for the search for a new chief executive officer. We believe excluding the impact of these terminations and the associated chief executive officer recruiting fees is consistent with our use of these non-GAAP measures as we do not believe they are a useful indicator of our ongoing operating results. We expect to incur an additional $0.4 million in executive recruiting fees in the second half of 2019.

(4)
The excluded amounts represent charges associated with a restructuring plan initiated and completed in the first quarter of 2019 to improve efficiency and reduce expenses. We believe excluding the impact of these charges is consistent with our use of these non-GAAP measures as we do not believe they are a useful indicator of our ongoing operating results.

(5)
The excluded amounts represent external legal, accounting, consulting and other third-party fees and costs we incurred in connection with the evaluation and negotiation of potential acquisition transactions. These expenses are included in general and administrative expenses in our consolidated statements of comprehensive loss. We consider these fees and costs, which are associated with potential merger and acquisition transactions outside the normal course of our operations, to be unrelated to our underlying results of operations and believe that their exclusion provides investors with a more complete understanding of the factors and trends affecting our business operations. We also incurred $0.6 million of such transaction expenses in the three months ended December 31, 2018 and will recast our prior-period Adjusted EBITDA presented in previous filings to reflect the exclusion of such expenses in future filings that present Adjusted EBITDA figures for such three-month period.

TRUECAR, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP NET (LOSS) INCOME
 (In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net loss	$(24,060)	$(6,622)	$(38,425)	$(15,677)
Non-GAAP adjustments:
Stock-based compensation (1)	15,556	8,972	24,191	18,069
Loss from equity method investment	273	—	273	—
Certain litigation costs (2)	351	862	1,279	1,661
Executive departure costs (3)	4,681	—	4,681	—
Restructuring charges (4)	—	—	3,280	—
Transaction costs (5)	832	—	1,926	—
Change in the fair value of contingent consideration	150	—	150	—
Non-GAAP net (loss) income (6)	$(2,217)	$3,212	$(2,645)	$4,053

Non-GAAP net (loss) income per share:
Basic	$(0.02)	$0.03	$(0.03)	$0.04
Diluted	$(0.02)	$0.03	$(0.03)	$0.04

Weighted average common shares outstanding:
Basic	105,485	101,150	105,139	100,862
Diluted	105,485	102,771	105,139	102,886

(1)
The excluded amounts include stock-based compensation of $7.2 million incurred in the second quarter of 2019 associated with the acceleration of certain equity awards and the extension of the exercise period for certain vested stock options related to the departures of certain executives, including our former chief executive officer.

(2)
The excluded amounts relate to legal costs incurred in connection with complaints filed by non-TrueCar dealers and the California New Car Dealers Association against TrueCar and consumer class action lawsuits. We believe the exclusion of these costs is appropriate to facilitate comparisons of our core operating performance on a period-to-period basis. Based on the nature of the specific claims underlying the excluded litigation matters, once these matters are resolved, we do not believe our operations are likely to entail defending against the types of claims raised by these matters. We expect the cost of defending these claims to continue to be significant pending that resolution.

(3)
The excluded amounts represent severance charges associated with the separation of our former chief executive officer and the termination of executive-level employees in connection with a change in chief executive officer of $4.6 million in the second quarter of 2019, as well as related recruiting fees of $0.1 million for the search for a new CEO. We believe excluding the impact of these terminations and the associated chief executive officer recruiting fees is consistent with our use of these non-GAAP measures as we do not believe they are a useful indicator of our ongoing operating results. We expect to incur an additional $0.4 million in executive recruiting fees in the second half of 2019.

(4)
The excluded amounts represent charges associated with a restructuring plan initiated and completed in the first quarter of 2019 to improve efficiency and reduce expenses. We believe excluding the impact of these charges is consistent with our use of these non-GAAP measures as we do not believe they are a useful indicator of our ongoing operating results.

(5)
The excluded amounts represent external legal, accounting, consulting and other third-party fees and costs we incurred in connection with the evaluation and negotiation of potential acquisition transactions. These expenses are included in general and administrative expenses in our consolidated statements of comprehensive loss. We consider these fees and costs, which are associated with potential merger and acquisition transactions outside the normal course of our operations, to be unrelated to our underlying results of operations and believe that their exclusion provides investors with a more complete understanding of the factors and trends affecting our business operations. We also incurred $0.6 million of such transaction expenses in the three months ended December 31, 2018 and will recast our prior-period Non-GAAP net (loss) income presented in previous filings to reflect the exclusion of such expenses in future filings that present Non-GAAP net (loss) income figures for such three-month period.

(6)
There is no income tax impact related to the adjustments made to calculate Non-GAAP net (loss) income because of our available net operating loss carryforwards and the full valuation allowance recorded against our net deferred tax assets at June 30, 2019 and 2018.